UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (earliest event reported): April 30, 1998





                      TELESERVICES INTERNATIONAL GROUP INC.
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             (Exact name of registrant as specified in its charter)




         Florida                      33-11059-A                  59-2773602
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(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)



100 Second Avenue South, Suite 1000, St. Petersburg, Florida            33701
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           (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:       (813) 895-4410
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      (Former name or former address,  if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets.

         Acquisition of Assets - the Registrant, through a subsidiary corporation, Compact Connection, Inc., a Delaware corporation, ("CCI"), acquired substantially all of the assets of Compact Connection, Inc., an unaffiliated Nevada corporation ("Seller"), effective at the close of business on April 30, 1998. The Registrant intends to utilize all such assets to operate the former business of Seller as the business of CCI.

         The assets of Seller consist primarily of equipment, distributor contracts, tradenames and trademarks, and goodwill. The business involves the direct-music marketing of compact disks and cassettes through the use of a music card that allows purchasers of the card the ability to buy a specific number of compact disks or cassettes from over 200,000 titles, including the music industry's latest top releases, at "below-retail" prices. Orders are taken over a toll-free number and are delivered via mail. Music cards can be purchased directly from the business or from authorized distributors.

         In exchange for the assets, the Registrant agreed to issue 6,000,000 shares of restricted common stock of the Registrant to the Seller upon completion of the audit of the financial statements of Seller. An additional number of shares of restricted common stock of the Registrant may be issued to Seller if, as of April 30, 2000, the average of the daily closing price of the Registrant's common stock for the fifteen (15) consecutive business days before such date is below $2.50 per share (subject to adjustment for any stock splits or stock dividends).

         If, at any time after closing, Seller is unable to provide audited financial statements, the Registrant shall be entitled to terminate and unwind the transaction by way of rescission. The Registrant shall also be entitled to terminate and unwind this transaction by way of rescission should the audited financial statements of Seller vary materially from any unaudited financial information previously provided by Seller.

         Pursuant to an Addendum to the Agreement dated April 24, 1998, the Registrant agreed to provide, or cause to be provided, $250,000 in working capital, and up to $2,000,000 in additional funding for such specific purposes as may be requested by the Board of Directors of CCI (the Registrant's subsidiary).

Item 5.  Other Events

         As described under Item 2, above, the Registrant's subsidiary, CCI, which will continue the business that has been acquired, entered into an employment contract with Darrell W. Piercy, the sole shareholder of the Seller, on April 23, 1998, engaging Mr. Piercy as President of CCI for a term of three years.

         Under the terms of the employment contract,  Mr. Piercy is entitled to:
(i) a salary of $250,000 per annum; (ii) 1,1,00,000 shares of common stock of the Registrant registered on Form S-8; and (iii) options to acquire 2,500,000 shares of restricted common stock of the Registrant, at an exercise price of $.40 per share, for a period of five (5) years, which options will vest and become exercisable only if CCI attains certain revenue and profit margin targets over the next three years.


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         The employment  contract also includes Mr.  Peircy's  agreements not to disclose any confidential information and not to compete with the Registrant or CCI for a period of three years after termination of the employment contract.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the date that this report must be filed.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the date that this report must be filed.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.     Description

            2.5 Agreement for Purchase of Assets of Compact Connection, Inc., (a Nevada corporation), dated April 23, 1998, and Addendum dated April 24, 1998. (Filed herewith.)

            10.4 Employment Agreement between the Registrant's subsidiary, Compact Connection, Inc. (a Delaware corporation), and Darrell W. Piercy, dated April 23, 1998. (Filed herewith.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TELESERVICES INTERNATIONAL GROUP INC.

                                   By:  /s/ Robert P. Gordon
                                        ----------------------------------------
                                        Robert P. Gordon, Chairman

Date:  May 14, 1998



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                                  EXHIBIT INDEX




         Exhibit No.     Description

            2.5 Agreement for Purchase of Assets of Compact Connection, Inc., (a Nevada corporation), dated April 23, 1998, and Addendum dated April 24, 1998. (Filed herewith.)

            10.4 Employment Agreement between the Registrant's subsidiary, Compact Connection, Inc. (a Delaware corporation), and Darrell W. Piercy, dated April 23, 1998. (Filed herewith.)